EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For More Information:
Ronald L. Thigpen	Andy Mus
Executive Vice President and COO	Vice President
Southeastern Bank Financial Corp.	Ketchum Inc.
706-481-1014	404-879-9075

Southeastern Bank Financial Corp. Reports Earnings For The
First Quarter 2013

AUGUSTA, Ga., April 26, 2013 -- Southeastern Bank Financial Corp. (OTCQB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta (GB&T), today reported quarterly net income of $3.8 million for the three months ended March 31, 2013, or $0.57 in diluted earnings per share, compared to $3.3 million, or $0.49 in diluted earnings per share, in the first quarter of 2012.

"We began 2013 on a good note, growing net income by 14.4 percent from a year ago,” said President and Chief Executive Officer R. Daniel Blanton. "This growth was driven by increases in net interest income and core deposits, a decrease in noninterest expense and a lower loan loss provision resulting from continued improvement in our loan quality. We also expanded our margins and saw modest, though continued growth in loans. Overall, we continued to perform well.”

Total assets at March 31, 2013, were $1.7 billion, an increase of $55.6 million from Dec. 31, 2012. Loans outstanding at the end of the first quarter were $905.4 million, an increase of $3.9 million from Dec. 31, 2012, and an increase of $27.5 million from March 31, 2012. Total deposits were $1.5 billion at March 31, 2013, an increase of $45.9 million from Dec. 31, 2012, and an increase of $33.7 million from March 31, 2012. Cash and cash equivalents totaled $87.1 million at the end of the first quarter of 2013.

Net interest income for the first quarter of 2013 totaled $13.2 million, a 4.5 percent increase from $12.6 million for the same period in 2012, resulting from lower cost of funds. Noninterest income for the first quarter totaled $4.8 million, a decline from $5.3 million for the same period a year ago, due to slower mortgage volumes as well as the absence of any gains on the sale of investment securities. Noninterest expense was $10.7 million in the first quarter of 2013, a 2.1 percent decrease from a year ago resulting primarily from lower expenses on other real estate and operating costs.

The net interest margin was 3.40 percent for the quarter ended March 31, 2013, compared to 3.30 percent at Dec. 31, 2012, and 3.34 percent for the same period a year ago. Annualized return on average assets (ROA) was 0.91 percent for the first quarter of 2013, an increase of 10 basis points from the same period a year ago, and annualized return on average shareholder's equity (ROE) was 11.13 percent, an increase of 3 basis points from the first quarter of 2012.

Nonperforming assets at March 31, 2013, were 1.80 percent of total assets, compared to 2.08 percent at Dec. 31, 2012, and 2.92 percent at March 31, 2012. Net charge-offs for the first quarter of 2013 totaled 0.77 percent of average loans on an annualized basis, compared to 0.84 percent annualized in the fourth quarter of 2012 and 0.78 percent annualized in the first quarter of 2012. The company held $2.4 million in OREO at March 31, 2013, compared to $3.5 million at December 31, 2012, and $4.9 million at March 31, 2012.

The company's loan-loss provision expense was $1.7 million in the first quarter of 2013, a 10.9 percent increase from $1.6 million in the previous quarter, and a 21.3 percent decrease from $2.2 million in the first quarter a year ago. The allowance for loan losses at March 31, 2013, was $28.9 million, or 3.28 percent of loans outstanding, compared to $28.9 million, or 3.31 percent of loans outstanding, at Dec. 31, 2012, and $29.6 million, or 3.50 percent of loans outstanding, at March 31, 2012.
“The growth in our business has been steady and consistent, as has the improvement in our asset quality,” said Blanton. “This has enabled us to maintain a strong balance sheet and remain conservatively positioned. Given the lack-luster loan demand in our local markets, we will continue to follow this approach in 2013.”

On April 24, 2013, the Board of Directors of Southeastern Bank Financial Corp. (OTCQB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta (GB&T), declared a regular quarterly cash dividend of $0.13 per share of common stock payable on May 17, 2013, to shareholders of record as of May 6, 2013. Based on the share price of $19.50 at the close of business on Thursday, April 25, 2013, this dividend represents an annualized yield to shareholders of 2.67%.

About Southeastern Bank Financial Corp.
Southeastern Bank Financial Corp. is the $1.7 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices, three full-service offices in Aiken County, S.C. operating as Southern Bank & Trust and one limited service Loan Production Office in Athens, GA. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provides wealth management and trust services. The company’s common stock is publicly traded under the symbol SBFC on OTCQB. Investors can find Real-Time quotes and market information for the Company on www.otcmarkets.com or by visiting the Company’s Web site, www.georgiabankandtrust.com.

Safe Harbor Statement – Forward-Looking Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management’s belief as well as assumptions made by, and information currently available to, management pursuant to “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank’s local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

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SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Balance Sheets

	March 31,
	2013	December 31,
Assets	(Unaudited)	2012

Cash and due from banks	$51,335,557	$39,565,757
Interest-bearing deposits in other banks	35,768,734	4,322,317
Cash and cash equivalents	87,104,291	43,888,074

Available-for-sale securities	664,257,445	654,738,964

Loans held for sale	24,071,147	30,051,204

Loans	881,286,115	871,446,844
Less allowance for loan losses	28,931,218	28,846,336
Loans, net	852,354,897	842,600,508

Premises and equipment, net	26,128,781	26,145,378
Accrued interest receivable	7,016,958	6,602,879
Bank-owned life insurance	35,108,122	34,825,588
Restricted equity securities	4,869,600	5,295,600
Other real estate owned	2,380,973	3,489,887
Prepaid FDIC assessment	1,647,949	2,023,977
Deferred tax asset	10,797,848	10,406,187
Other assets	2,398,333	2,434,228

	$1,718,136,344	$1,662,502,474

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$171,720,811	$158,066,510
Interest-bearing:
NOW accounts	363,408,882	349,531,376
Savings	510,349,236	504,193,793
Money management accounts	18,953,234	18,032,530
Time deposits over $100,000	289,405,062	280,870,648
Other time deposits	113,305,913	110,576,827
	1,467,143,138	1,421,271,684

Securities sold under repurchase agreements	777,646	976,433
Advances from Federal Home Loan Bank	64,000,000	64,000,000
Accrued interest payable and other liabilities	25,369,786	18,924,619
Subordinated debentures	21,546,646	21,546,646

Total liabilities	1,578,837,216	1,526,719,382

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; 0 shares outstanding in 2013 and 2012, respectively	-	-
Common stock, $3.00 par value; 10,000,000 shares authorized; 6,680,225 and 6,680,225 shares issued in 2013 and 2012, respectively; 6,678,143 and 6,675,000 shares outstanding in 2013 and 2012, respectively	20,040,675	20,040,675
Additional paid-in capital	62,847,497	62,835,122
Retained earnings	48,804,570	45,028,153
Treasury stock, at cost; 2,082 and 5,225 shares in2013 and 2012, respectively	(28,961)	(72,680)
Accumulated other comprehensive income, net	7,635,347	7,951,822

Total stockholders' equity	139,299,128	135,783,092

	$1,718,136,344	$1,662,502,474

SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Interest income:
Loans, including fees	$11,690,761	$11,660,707
Investment securities	3,981,738	4,245,065
Interest-bearing deposits in other banks	16,223	24,902
Total interest income	15,688,722	15,930,674

Interest expense:
Deposits	1,829,483	2,713,644
Securities sold under repurchase agreements	888	1,184
Other borrowings	669,367	596,454
Total interest expense	2,499,738	3,311,282

Net interest income	13,188,984	12,619,392

Provision for loan losses	1,744,743	2,216,012

Net interest income after provision for loan losses	11,444,241	10,403,380

Noninterest income:
Service charges and fees on deposits	1,673,793	1,610,872
Gain on sales of loans	1,839,840	2,019,294
Gain (loss) on sale of fixed assets	5,500	(1,541)
Investment securities gains (losses), net	(44,229)	377,000
Other-than-temporary loss
Total impairment loss	-	-
Less loss recognized in other comprehensive income	-	-
Net impairment loss recognized in earnings	-	-
Retail investment income	500,708	522,230
Trust service fees	304,886	288,837
Earnings from cash surrender value of
bank-owned life insurance	282,534	260,521
Miscellaneous income	188,655	190,079
Total noninterest income	4,751,687	5,267,292

Noninterest expense:
Salaries and other personnel expense	6,197,409	6,197,413
Occupancy expenses	935,081	1,054,070
Other real estate losses, net	409,729	660,480
Other operating expenses	3,156,545	3,011,279
Total noninterest expense	10,698,764	10,923,242

Income before income taxes	5,497,164	4,747,430

Income tax expense	1,720,747	1,445,404

Net income	$3,776,417	$3,302,026

Comprehensive income	$3,459,942	$3,272,562

Basic net income per share	$0.57	$0.49

Diluted net income per share	$0.57	$0.49

Weighted average common shares outstanding	6,677,409	6,678,484

Weighted average number of common and common equivalent shares outstanding	6,677,409	6,678,484